UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report:  May 5, 2014

MILLENNIAL MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-35478	20-5087192
(Commission File No.)	(IRS Employer Identification No.)

2400 Boston Street, Suite 201

Baltimore, MD 21224

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (410) 522-8705

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.

On May 7, 2014, Millennial Media, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2014.  A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Departure of Michael Avon as Executive Vice President and Chief Financial Officer

On May 5, 2014, Michael Avon informed the Board of Directors of the Company of his intention to resign from the Company effective as of July 1, 2014.   The Company has not appointed a new or interim chief financial officer as of the date of this Current Report.   Mr. Avon will continue to serve as Executive Vice President and Chief Financial Officer of the Company through July 1, 2014. Mr. Avon will also cease serving as the Company’s principal financial officer as of that date.

Item 7.01.             Regulation FD Disclosure.

On May 7, 2014, the Company issued a press release announcing its financial results for the first quarter of 2014 and Mr. Avon’s planned departure.  A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated May 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2014	MILLENNIAL MEDIA, INC.

	By:	/s/ Ho Shin
Ho Shin
General Counsel and Chief Privacy Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated May 7, 2014.